UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2019

NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3560 Lenox Road, Suite 2000, Atlanta, Georgia 30326
(Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.” Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

On February 5, 2019, Novelis Inc. issued a press release reporting the company’s financial results for its fiscal quarter ended December 31, 2018. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety. A copy of investor presentation materials relating to such financial results is attached hereto as Exhibit 99.2 and is incorporated by reference herein in its entirety. The presentation materials use the following non-GAAP financial measures: Adjusted EBITDA, Free Cash Flow and Free Cash Flow Before Capital Expenditures, Net Income (Loss) Excluding Special Items and Liquidity.

Adjusted EBITDA. EBITDA consists of earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by measures commonly used in the company’s industry. The company defines Adjusted EBITDA as: earnings before (a) “Depreciation and amortization”; (b) “Interest expense and amortization of debt issuance costs”; (c) interest income; (d) "Unrealized gains (losses) on change in fair value of derivative instruments, net", except for foreign currency remeasurement hedging activities, which are included in segment income; (e) impairment of goodwill; (f) gain or loss on extinguishment of debt; (g) noncontrolling interests' share; (h) adjustments to reconcile our proportional share of "Adjusted EBITDA" from non-consolidated affiliates to income as determined on the equity method of accounting; (i) “Restructuring and impairment, net”; (j) gains or losses on disposals of property, plant and equipment and businesses, net; (k) other costs, net; (l) litigation settlement, net of insurance recoveries; (m) sale transaction fees; (n) provision or benefit for taxes on income (loss); (o) cumulative effect of accounting change, net of tax; (p) metal price lag; and (q) business acquisition and other integration costs. The company presents Adjusted EBITDA to enhance investors’ understanding of the company’s operating performance. Novelis believes that Adjusted EBITDA is an operating performance measure, and not a liquidity measure, that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies.
Adjusted EBITDA is not a measurement of financial performance under GAAP, and the company’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA has important limitations as analytical tools, and investors should not consider it in isolation, or as a substitute for analysis of the company’s results as reported under GAAP. For example, Adjusted EBITDA:

•	does not reflect the company’s cash expenditures or requirements for capital expenditures or capital commitments;

•	does not reflect changes in, or cash requirements for, the company’s working capital needs; and

•	does not reflect any costs related to the current or future replacement of assets being depreciated and amortized.
Management believes that investors’ understanding of the company’s performance is enhanced by including non-GAAP financial measures as a reasonable basis for comparing the company’s ongoing results of operations. Many investors are interested in understanding the performance of the company’s business by comparing its results from ongoing operations from one period to the next and would ordinarily add back items that are not part of normal day-to-day operations of the company’s business. By providing non-GAAP financial measures, together with reconciliations, the company believes it is enhancing investors’

understanding of its business and its results of operations, as well as assisting investors in evaluating how well it is executing strategic initiatives.

Additionally, the company’s senior secured credit facilities, 6.25% senior notes and 5.875% senior notes provide for adjustments to EBITDA, which may decrease or increase Adjusted EBITDA for purposes of compliance with certain covenants under such facilities and notes.
The company also uses Adjusted EBITDA:

•
as a measure of operating performance to assist the company in comparing its operating performance on a consistent basis because it removes the impact of items not directly resulting from the company’s core operations;

•	for planning purposes, including the preparation of the company’s internal annual operating budgets and financial projections;

•	to evaluate the performance and effectiveness of the company's operational strategies; and

•	to calculate incentive compensation payments for the company’s key employees.

Free Cash Flow and Free Cash Flow Before Capital Expenditures. “Free cash flow” consists of: (a) “net cash provided by (used in) operating activities,” (b) plus "net cash provided by (used in) investing activities,” (c) plus cash used in the “Acquisition of assets under a capital lease”, and (d) less “proceeds from sales of assets and business, net of transaction fees, cash income taxes and hedging”. "Free cash flow before capital expenditures" consists of: (a) Free cash flow, plus (b) capital expenditures. Management believes Free cash flow and Free cash flow before capital expenditures are relevant to investors as they provide measures of the cash generated internally that is available for debt service and other value creation opportunities. Management also uses Free cash flow and Free cash flow before capital expenditures to measure the profitability and financial performance of our business. However, Free cash flow and Free cash flow before capital expenditures do not necessarily represent cash available for discretionary activities, as certain debt service obligations must be funded out of Free cash flow. Our method of calculating Free cash flow and Free cash flow before capital expenditures may not be consistent with that of other companies.

Net Income (Loss) Excluding Special Items. Net income (loss) excluding special items adjusts net income (loss) for restructuring and impairment charges, loss on extinguishment of debt, metal price lag, gains (losses) on sale of assets held for sale, gains (losses) on sale of a business, business acquisition and other integration related costs, and the tax effect of such items. We adjust for items which may recur in varying magnitude which affect the comparability of the operational results of our underlying business. Novelis believes that net income (loss) excluding special items enhances the overall understanding of the company's current financial performance. Specifically, management believes this non-GAAP financial measure provides useful information to investors by excluding or adjusting certain items, which impact the comparability of the company's core operating results. With respect to gains (losses) on sale of assets held for sale, gains (losses) on sale of a business, business acquisition and other integration related costs, and the tax effect of such special items, management believes these excluded items are not reflective of fixed costs that the company believes it will incur over the long term. Management also adjusts for loss on extinguishment of debt, metal price lag and restructuring and impairment charges to enhance the comparability of the company’s operating results between periods. However, the company has recorded similar charges in prior periods. The company may incur additional restructuring charges in connection with ongoing restructuring initiatives announced previously and may also incur additional restructuring and impairment charges in connection with future streamlining measures. The company may also incur additional impairment charges unrelated to restructuring initiatives. Net income (loss) excluding special items should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with US GAAP.

Liquidity. Liquidity consists of cash and cash equivalents plus availability under our committed credit facilities. In addition to presenting available cash and cash equivalents, management believes that presenting Liquidity enhances investors’ understanding of the liquidity that is actually available to the company. This financial measure should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with US GAAP.

All information in the news release and the presentation materials speak as of the date thereof, and Novelis does not assume any obligation to update said information in the future.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description
99.1	Press release, dated February 5, 2019 (furnished to the Commission as a part of this Form 8-K).
99.2	Presentation materials, dated February 5, 2019 (furnished to the Commission as a part of this Form 8-K).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
February 5, 2019	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
General Counsel, Corporate Secretary and Compliance Officer